Registration No. 333-100075

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5

To

FORM F-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ALESTRA, S. de R.L. de C.V.

(Exact name of registrant as specified in its charter)

ALESTRA,

A Mexican Limited Liability Company of Variable Capital

(Translation of registrant name into English)

Mexico	4813	None
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Avenida Lázaro Cárdenas No. 2321, Piso 9

Col. Residencial San Agustín

San Pedro Garza García, N.L. 66260, México

011-5281-8625-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 8th Avenue, 13th Floor

New York, New York 10011

(212) 894-8999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Marcelo A. Mottesi, Esq.	David L. Williams, Esq.
Milbank, Tweed, Hadley & McCloy LLP	Simpson Thacher & Bartlett
Five Palo Alto Square	425 Lexington Avenue
3000 El Camino Real	New York, NY 10017-3954
Palo Alto, CA 94306-2109	(212) 455-2000
(650) 739-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the exchange offers and the cash tender offers described in the accompanying prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 5 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth in Item 21 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Section 7.07 of the Second Amended and Restated Joint Venture Agreement (the “Joint Venture Agreement”) among Alfa, S.A. de C.V., AT&T Corp., AT&T Telecom Mexico Inc., Bancomer, S.A. Institución de Banca Múltiple, Grupo Financiero, Onexa, S.A. de C.V., Valores Industriales, S.A. and Alestra, S. de R.L. de C.V. dated as of October 17, 1996 governing the operation of the Registrant provides that the company shall indemnify and hold harmless each Director of the company in the manner and to the fullest extent permitted by Mexican law from and against all claims, losses, liabilities, damages or injuries suffered or sustained by him or her by reason of any act, omission or alleged act or omission arising out of his or her activities on behalf of the company or in furtherance of the interests of the company, including, but not limited to, any expenses, judgments, fines, awards, or amounts paid in settlement, actually and reasonably incurred in connection with the defense of any threatened, pending or completed action, suit or proceeding (including civil, criminal, administrative or investigative proceedings); provided however, that such indemnification shall only be available if the act, omission or alleged act or omission upon which such action or proceeding is based was intended to be in the best interest of the company, and was not performed or omitted fraudulently or in bad faith or as a result of willful misconduct, gross negligence or illegal conduct of the person seeking indemnification. The provisions of Section 7.07 apply to actions or proceedings commencing after the date of the Joint venture Agreement and to Directors of the company only in connection with acts or omissions occurring during their term of office.

In addition, the company has purchased a Directors, Officers and Corporate Liability Insurance Policy from AIG Mexico Seguros Interamericana, S.A. de C.V. Such policy covers the loss of the company arising from a securities claim first made against the company under the securities laws of any state or jurisdiction or a claim first made against the directors or officers pursuant to any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the directors or officers committed during their term and capacities as directors or officers of the company.

Item 21.    Exhibits and Financial Statement Schedules

The following is a list of exhibits to this registration statement:

Exhibit No.
1.1	Form of Dealer Manager Agreement to be entered into between Alestra, S. de R.L. de C.V. and Morgan Stanley & Co. Incorporated.***

3.1	Deed of Incorporation and By-Laws (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

3.2	Amendment to the Deed of Incorporation and By-Laws dated November 14, 2000.

4.1

Seven-Year Notes Indenture dated as of May 17, 1999 between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

4.2

Ten-Year Notes Indenture dated as of May 17, 1999 between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association, as trustee (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

4.3	Form of Seven-Year Global Note (included in Exhibit 4.1).

4.4	Form of Ten-Year Global Note (included in Exhibit 4.2).

4.5	Form of Indenture to be entered into between Alestra, S. de R.L. de C.V. and The Bank of New York, as trustee, for the Senior Step-Up Notes due 2008.**

Exhibit No.
4.6	Form of Indenture to be entered into between Alestra, S. de R.L. de C.V. and The Bank of New York, as trustee, for the Senior Step-Up Notes due 2011.**

4.7	Form of note for the Senior Step-Up Notes due 2008 (included in Exhibit 4.5).**

4.8	Form of note for the Senior Step-Up Notes due 2011 (included in Exhibit 4.6).**

4.9	Form of Supplemental Indenture to the Seven-Year Notes Indenture dated as of May 17, 1999, each between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association.**

4.10	Form of Supplemental Indenture to the Ten-Year Notes Indenture dated as of May 17, 1999, each between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association.**

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered hereby.***

5.2	Opinion of Sánchez-Mejorada, Velasco y Valencia, S.C. as to certain matters under Mexican Law.***

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain U.S. Federal income tax matters***

10.1

Second Amended and Restated Joint Venture Agreement dated as of October 17, 1996 by and among Alfa, S.A. de C.V., AT&T Corp., AT&T Telecom Mexico Inc., Bancomer, S.A. Institución de Banca Múltiple Grupo Financiero, Onexa, S.A. de C.V., Valores Industriales, S.A. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.2

Amended and Restated Service Mark License Agreement dated as of October 17, 1996 between AT&T Corp. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.3

Master Agreement for the Supply of Interconnection Services dated as of October 10, 1996 between Teléfonos de México, S.A. de C.V. and Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.4

Concession to Build, Operate and Exploit a Public Telecommunications Network granted by the Federal Government of Mexico to Sistemas Telefónicos de la República, S. de R.L. de C.V. (now Alestra, S. de R.L. de C.V.) (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.5

Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (66PAM10-4) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.6

Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (68PAM10-6) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.7

Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (71PAM10-9) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.8

Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (15-PAP-23) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

Exhibit No.

10.9

Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (31-PAP-15) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.10

Attachment “C”, of the concession to build, operate and exploit a public telecommunications network granted by the federal Government of Mexico to Alestra, S de R.L. de C.V, authorizing it to provide local telephone services in the cities of Mexico City, Guadalajara and Monterrey.**

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.***

12.2	Proforma Statement re Computation of Ratio of Earnings to Fixed Charges.***

15.1	Letter from accountants acknowledging use of unaudited interim financial information.***

21.1	Subsidiary of Alestra, S. de R.L. de C.V.**

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).***

23.2	Consent of Sánchez-Mejorada, Velasco y Valencia, S.C. (included in Exhibit 5.2).***

23.3	Consent of PricewaterhouseCoopers.****

25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Step-Up Notes due 2008.**

25.2	Form T-1 Statement of Eligibility of Trustee for the Senior Step-Up Notes due 2011.**

99.1	Cash Tender Offer Letter of Transmittal.

99.2	Exchange Offer Letter of Transmittal.

99.3	Notice of Guaranteed Delivery.

99.4	Letter to Clients.

99.5	Instruction to Registered Holder and/or Form of Book-Entry Transfer Participant From Owner for Existing Notes.

99.6	Form of Exchange Agent Agreement to be entered into between Alestra, S. de R.L. de C.V. and The Bank of New York.**

99.7	Form of Information Agent Agreement to be entered into between Alestra, S. de R.L. de C.V. and D.F. King & Co., Inc.**

*	To be filed by amendment.
**	Previously filed with Amendment No. 2 to this Registration Statement.
***	Previously filed with Amendment No. 3 to this Registration Statement.
****	Previously filed with Amendment No. 4 to this Registration Statement.

Item 22.    Undertakings.

The undersigned registrant hereby undertakes:

(1)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2)  (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(4)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to paragraph a(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, Alestra, S. de R.L. de C.V. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterrey, Mexico, on February 12, 2003.

ALESTRA, S. DE R.L. DE C.V.

By:	/s/ PATRICIO DE LA GARZA
Name: Patricio de la Garza Title: Chief Financial and Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dionisio Garza Medina	Chairman of the Board and Director	February 12, 2003

* Ignacio Aldonza Goicoechea	Director	February 12, 2003

* Victor Goyenechea	Director	February 12, 2003

* Armando Garza Sada	Director	February 12, 2003

* Ricardo Guajardo Touché	Director	February 12, 2003

* Geoffrey Stephen Webster	Director	February 12, 2003

* Justin Sims	Director	February 12, 2003

* Lee Anne Lowman	Director	February 12, 2003

* Rolando Zubirán Shetler	Chief Executive Officer (Principal Executive Officer)	February 12, 2003

* Patricio de la Garza	Chief Financial and Administrative Officer (Principal Financial Officer)	February 12, 2003

* Manuel Ramirez	Controller (Principal Accounting Officer)	February 12, 2003

PUGLISI & ASSOCIATES /s/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States	February 12, 2003

/s/ SERGIO BRAVO Sergio Bravo Attorney in Fact

EXHIBIT INDEX

Exhibit No.		Page No.
1.1	Form of Dealer Manager Agreement to be entered into between Alestra, S. de R.L. de C.V. and Morgan Stanley & Co. Incorporated.***

3.1	Deed of Incorporation and By-Laws, as previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999.

3.2	Amendment to the Deed of Incorporation and By-Laws dated November 14, 2000.

4.1

Seven-Year Notes Indenture dated as of May 17, 1999 between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

4.2

Ten-Year Notes Indenture dated as of May 17, 1999 between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association, as trustee (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

4.3	Form of Seven-Year Global Note (included in Exhibit 4.1).

4.4	Form of Ten-Year Global Note (included in Exhibit 4.2).

4.5	Form of Indenture to be entered into between Alestra, S. de R.L. de C.V. and The Bank of New York, as trustee, for the Senior Step-Up Notes due 2008.**

4.6	Form of Indenture to be entered into between Alestra, S. de R.L. de C.V. and The Bank of New York, as trustee, for the Senior Step-Up Notes due 2011.**

4.7	Form of note for the Senior Step-Up Notes due 2008 (included in Exhibit 4.5).**

4.8	Form of note for the Senior Step-Up Notes due 2011 (included in Exhibit 4.6).**

4.9	Form of Supplemental Indenture to the Seven-Year Notes Indenture dated as of May 17, 1999, each between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association.**

4.10	Form of Supplemental Indenture to the Ten-Year Notes Indenture dated as of May 17, 1999, each between Alestra, S. de R.L. de C.V. and U.S. Bank Trust National Association.**

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered hereby.***

5.2	Opinion of Sánchez-Mejorada, Velasco y Valencia, S.C. as to certain matters under Mexican Law.***

8.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain U.S. Federal income tax matters.***

10.1

Second Amended and Restated Joint Venture Agreement dated as of October 17, 1996 by and among Alfa, S.A. de C.V., AT&T Corp., AT&T Telecom Mexico Inc., Bancomer, S.A. Institución de Banca Múltiple Grupo Financiero, Onexa, S.A. de C.V., Valores Industriales, S.A. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.2

Amended and Restated Service Mark License Agreement dated as of October 17, 1996 between AT&T Corp. and Alestra, S. de R.L. de C.V. Portions of this exhibit have been omitted pursuant to a request for confidential treatment (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.3

Master Agreement for the Supply of Interconnection Services dated as of October 10, 1996 between Teléfonos de México, S.A. de C.V. and Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

Exhibit No.		Page No.
10.4

Concession to Build, Operate and Exploit a Public Telecommunications Network granted by the Federal Government of Mexico to Sistemas Telefónicos de la República, S. de R.L. de C.V. (now Alestra, S. de R.L. de C.V.) (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.5

Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (66PAM10-4) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.6

Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (68PAM10-6) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.7

Concession for the Use of Radioelectric Frequencies to provide point-to-multipoint microwave telecommunication services (71PAM10-9) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.8

Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (15-PAP-23) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.9

Concession for the Use of Radioelectric Frequencies to provide point-to-point microwave telecommunication services (31-PAP-15) granted by the Federal Government of Mexico to Alestra, S. de R.L. de C.V (previously filed with the Commission by Alestra, S. de R.L. de C.V. as an exhibit to its Form F-4, Registration Number 33-11084 on November 4, 1999).

10.10

Attachment “C”, of the concession to build, operate and exploit a public telecommunications network granted by the federal Government of Mexico to Alestra, S de R.L. de C.V, authorizing it to provide local telephone services in the cities of Mexico City, Guadalajara and Monterrey.**

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.***

12.2	Proforma statement re Computation of Ratio of Earnings to Fixed Charges.***

15.1	Letter from accountants acknowledging use of unaudited interim financial information.***

21.1	Subsidiary of Alestra, S. de R.L de C.V.**

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1). ***

23.2	Consent of Sánchez-Mejorada, Velasco y Valencia, S.C. (included in Exhibit 5.2).***

23.3	Consent of PricewaterhouseCoopers.****

25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Step-Up Notes due 2008.**

25.2	Form T-1 Statement of Eligibility of Trustee for the Senior Step-Up Notes due 2011.**

99.1	Cash Tender Offer Letter of Transmittal.

99.2	Exchange Offer Letter of Transmittal.

99.3	Notice of Guaranteed Delivery.

99.4	Letter to Clients.

99.5	Instruction to Registered Holder and/or Form of Book-Entry Transfer Participant From Owner for Existing Notes.

99.6	Form of Exchange Agent Agreement to be entered into between Alestra, S. de R.L. de C.V. and The Bank of New York.**

99.7	Form of Information Agent Agreement to be entered into between Alestra, S. de R.L. de C.V. and D.F. King & Co., Inc.**

*	To be filed by Amendment.
**	Previously filed with Amendment No. 2 to this Registration Statement.
***	Previously filed with Amendment No. 3 to this Registration Statement.
****	Previously filed with Amendment No. 4 to this Registration Statement.